EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-125740, 333-116969, 333-71328, and 333-100233 on Form S-8 and in Registration Statement Nos. 333-111573, 333-109096, 333-80384, 333-21493 and 333-62929 on Form S-3 of I-Flow Corporation of our report dated March 17, 2008 (October 21, 2008 as to the effects of the restatement discussed in Note 12 and as to the effects of the material weakness described in Management’s Report on Internal Control over Financial Reporting (as restated)), relating to the consolidated financial statements and financial statement schedule of I-Flow Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007 and the restatement of the 2007 consolidated statement of cash flows) and the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion) appearing in this Annual Report on
Form 10-K/A of I-Flow Corporation for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
Costa Mesa, California
October 21, 2008